EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-130867) of Gastar Exploration Ltd. of our report dated March 21, 2006, relating to the consolidated financial statements as of and for the year ended December 31, 2005, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP

Dallas, Texas
March 30, 2006